Exhibit 99.1

Beyond Clicks and Impressions: DMS CEO Joe Marinucci on the Future of Digital

Performance Marketing and Going Public

Joe Marinucci, CEO of Digital Media Solutions Holdings, LLC, which is Merging with

Leo Holdings Corp. to Trade on NYSE

By John Jannarone, June 23, 2020

These days, digital impressions or even clicks aren’t enough – advertisers increasingly expect to see proven sales results from their marketing campaigns. For Digital Media Solutions Holdings, LLC (DMS), such a pay-for-performance offering sets it apart from even the biggest advertising powerhouses. In an interview with IPO Edge, DMS CEO Joe Marinucci explains how the company is able to track sales conversions, thanks to a model that was originally built with a focus on reliable attribution. Many other players have tried to look back and attempt to track sales based on inference, which is far from perfect, Mr. Marinucci says.

DMS plans to go public through a merger with Leo Holdings Corp. (NYSE: LHC, LHC-WT), a special purpose acquisition company, or SPAC, which raised cash to find a target. The deal is expected to close following a shareholder vote on July 14. Mr. Marinucci also discusses why now is the time for DMS to be a public company as the shift from traditional advertising such as broadcast and print to digital continues. As more advertisers direct dollars to digital, they are likely to appreciate the accountability DMS can provide better than its competitors. The full interview is below:

IPO Edge: What’s the difference between running a traditional advertising campaign and hiring DMS for a digital performance marketing campaign?

Mr. Marinucci: Simply put, traditional advertising campaigns are designed to generate awareness while performance marketing is built to generate actual sales. Today, measurement is more critical than ever to marketers. Clicks and impressions don’t necessarily result in conversion and therefore don’t drive the same high returns as actual conversion. In most cases, advertisers must build complicated attribution models to connect the dots, in an attempt to infer sales conversions driven by a variety of traditional advertising and marketing tactics. But the route to conversion isn’t the same for each consumer or for each marketing tactic, so the road from consumer engagement to sale is challenging to predict much less measure. At best they suggest correlation, but can rarely prove causation, definitively.

With measurable, proven attribution of dollars spent on marketing to sales converted, our pay-for-performance model assures that brands make money on each dollar spent on marketing with DMS. This enables our clients to achieve a level of predictability and scale that traditional ad campaigns just can’t match. DMS is fully aligned and accountable to the results with our clients, and this is further enforced with our revenue model which is pay-for-performance – meaning we only get paid when a specific measurable action is generated in the form of a branded click from marketplace comparison listings to a client’s website, lead, call, or sale rather than a brand impression.

IPO Edge: What can DMS do for clients that major advertising agencies like WPP PLC cannot?

Mr. Marinucci: I think it comes down to a difference in core competency. WPP and agencies like them certainly have their place. They are known for creativity and widespread awareness campaigns. Where they have struggled is in transparency and attribution, which should be more than a roughly inferred or unverifiable check-the-box exercise, but an essential aspect of how large marketers now put budgets to work. All marketing campaigns today should be measured for true effectiveness – and the more accurate and trusted the metric, the more valuable it is to brand marketers and the executive teams who have to show a proven return on their significant marketing investments.

Our core competency is in helping brands to engage directly with consumers – at a scale they can’t do alone with their own limited toolkits – through the broadest, vertical-agnostic digital media distribution capabilities in the market, which DMS has diligently built and assembled over the past eight years.

When our clients deploy budgets with DMS, we can concretely link that spend to actual sales – and then we continue to optimize along the way to deliver the most efficient digital marketing program we possibly can.

That focus on evidence-based, measurable value with real, tangible solutions really sets DMS apart from traditional agencies.

IPO Edge: How is DMS different from a typical marketplace solutions company?

Mr. Marinucci: Most marketplace companies, particularly those who trade in the capital markets, focus on one particular vertical – some of the most well-known being SelectQuote (NYSE: SLQT) and EverQuote (NASDAQ: EVER) in the insurance industry. They attract leads, which are then delivered to insurance carriers or agents. Their methodology is highly specific to a vertical, and their business model is at the mercy of a single industry.

DMS was founded as a brand-first digital performance marketing company – which means we first identify the needs of our client, and then deploy the best, most efficient performance marketing solution for their needs across multiple proprietary and non-proprietary media platforms. And that mix will vary from customer to customer, and campaign to campaign and industry to industry.

Our marketing arsenal is expansive, encompassing full-funnel customer acquisition programs that go well beyond attracting a prospective customer to a website, so we can do a lot more to help companies truly drive sales. One component of that may be a brand-direct solution to drive performance-based media to a client’s marketplace; or it could be building or activating a marketplace website on behalf of a client or a vertical where we have extensive expertise; or it could be qualifying leads and initiating one-on-one conversations with consumers via our call center and messaging solutions; or it could be other full-funnel customer acquisition programs using more traditional, paid media tactics.

This variety of offerings allows us to be sector agnostic, capturing growth across verticals with solutions that are as customized as they are scalable. Again, this is why our TAM (Total Addressable Market) is much greater than a vertically-focused marketplace solution – thanks to greater industry opportunity, and greater revenue potential in each vertical where we operate.

This full range of proprietary and non-proprietary acquisition tools allows us to drive a higher ROI for our clients. And given our broad portfolio of options with real time analytics, we can flexibly and quickly adjust and toggle the mix to adapt to changing market conditions. All of which allows us to be strategic partners for our clients – not just a traditional agency that “sells” media solutions.

And this diversified offering has resonated with clients, enabling DMS to enjoy a 95% customer retention rate.

IPO Edge: Since the DMS model is pay-for-performance to guarantee new business and not just clicks, how do you solve the sales attribution challenge that brands and agencies typically grapple with?

Mr. Marinucci: We built DMS from the ground up as a digital performance marketing company – so without proven, trusted, and consistent attribution, we simply could not exist. Prioritizing attribution and ROI measurement has and will continue to be at the core of our company. Others cannot say the same.

Traditional agencies have tried to work backwards toward providing attribution for their existing set of solutions and services – and that tends to get messy. As I noted earlier, they have relied on complex models to try and derive how and where sales are attributed during a campaign – but rarely is it definitive.

We’ve built and invested in best-in-class tracking to map touchpoints throughout the customer journey – whether through ad clicks, direct response, phone calls, leads, emails, etc. – to sales conversions, directly measuring results and providing accountability for every media dollar spent.

IPO Edge: What kind of moat protects DMS from competitors offering similar services?

Mr. Marinucci: Well I mentioned that DMS has a 95% retention rate, which speaks to how sticky our business model has become.

As you can imagine, it takes both time and massive scale to build and deploy marketplaces across the range of verticals we serve, as well as building a proprietary first party asset of over 150 million consumer profiles since inception from over $1 billion in ad spend across the DMS platform. This level of scale certainly provides DMS an advantage when compared with direct or peripheral competitors.

In addition to our consumer database, DMS also has proprietary assets to track user interaction, index and store data, validate consumer profiles, integrate with any client CRM, and more. Further, our white-label SaaS tools are used by brands to track KPIs in real time, integrate with existing software and systems, and track cross-channel attribution – all in-house, right at their fingertips.

Our solid financials have also allowed us to execute on a proven M&A playbook, to enhance current offerings and fill in gaps when we see an opportunity to add to our digital marketing solutions stack. We have clearly defined objectives for our M&A strategy including: building new people skills and capabilities; access to new verticals and end user markets; expansion of our media distribution and audience reach; and software or technology enablers.

When you add it all together, our complete set of tools, competencies, expertise and legacy of delivering measurable value is extremely attractive to brand marketers whose jobs are in the balance, based on the partners they select and the performance they deliver.

IPO Edge: Are your services best suited for clients of a particular size or in a specific industry?

Mr. Marinucci: DMS primarily works with brands with large-scale marketing needs to engage and acquire customers, serving a variety of verticals such as Insurance, Consumer Finance, Education, Health & Wellness, Home Services, eCommerce, Retail, Direct-to-Consumer (DTC) Subscription and more.

The beauty in our vertical agnostic brand direct solutions approach means not only does the number of verticals we serve expand our TAM, but our balance of business across these industries insulates our revenue stream from unpredictable market shifts – which, in comparison, is a significant risk faced by vertical-specific, marketplace only companies.

In short, with DMS, no audience is out of reach.

IPO Edge: Why do you feel that this is a good time to take DMS public?

Mr. Marinucci: We think that a combination of market conditions – the secular shift in spending I mentioned earlier – and the current stage of our own business makes for an ideal time to take DMS public.

Businesses of all sizes and types are increasingly looking towards digital channels to reach their customers, and we think we are still in the very early innings of a massive shift from traditional offline channels towards online ones. Digital channels are not only where the eyeballs are increasingly focused, but also offer more predictable and measurable results which ultimately provides greater returns than the legacy marketing mix which historically prioritized offline and broadcast channels.

Today, there is so much noise and competition for the attention of the consumer – from mobile apps, to streaming, to social media. Over the last decade we’ve proven to be an essential partner to large global brands in acquiring new customers, which has superseded general brand awareness in the eyes of CMOs and brand marketers. We look forward to the benefits that a public company profile will bring towards accelerating our momentum in a market that has arguably reached the inflection point where digital has overtaken traditional marketing mediums.

At the same time, we’re very fortunate to have found a great financial partner in Leo Holdings Corp. (NYSE: LHC, LHC-WT), who shares our vision towards capturing this large-scale shift of marketing dollars to digital performance-based solutions. We believe our strong technology assets, our diversified blue-chip customer base, and our strong financial model give us a compelling public company profile.

From an investor thesis standpoint, DMS is first and foremost a brand direct solutions provider that offers a diversified set of advertising and customer acquisition solutions to a wide variety of industries, most comparable to adtech firms such as theTradeDesk (NASDAQ: TTD) and LiveRamp (NYSE: RAMP). As a complement to our industry agnostic offerings, we have also developed marketplace solutions that are more vertically oriented to key markets like insurance, finance, education, health and wellness, and more, which are most comparable to marketplaces offered by EverQuote, Inc. (NASDAQ: EVER), SelectQuote, Inc. (NYSE: SLQT), LendingTree, Inc. (NASDAQ: TREE), QuinStreet, Inc. (NASDAQ: QNST), CarGurus, Inc. (NASDAQ: CARG), and eHealth, Inc. (NASDAQ: EHTH) – but with much less risk exposure to a single industry.

So we feel DMS offers a unique value proposition and opportunity for investors to benefit from both high proficiency as well as balance of both services and share of revenues across the entire realm of digital marketing services, with what we feel is a more optimal, market resilient blend.

IPO Edge: How has COVID-19 and the recent macroeconomic volatility impacted DMS?

Mr. Marinucci: Like many others, including our customers and partners, we’ve had to adapt given the unprecedented challenges and broader macroeconomic volatility as a result of the COVID-19 crisis. Fortunately for DMS we didn’t have any exposure to the travel and hospitality industries that have been hit hardest. The reality is that the current environment has only added pressure for marketers to spend their dollars as effectively as possible – and even the largest brands have shown a need to quickly pivot to optimize marketing spend and performance to match audience preferences. And only digital can offer that type of agility.

The current macroeconomic volatility will only further accelerate the digital transformation that has been underway, and the results of that are additional dollars that will continue to enter the performance marketing sector as the pay-for-performance value proposition resonates even stronger to marketers.

IPO Edge: Can you talk about DMS’s financial performance?

Mr. Marinucci: We’re very proud of our performance. Not counting revenue growth from acquisitions, we’ve grown 25% organically on a compound annual basis from 2017 to 2019, and we’re forecasting 14% growth from fiscal 2020 to fiscal 2021.

Importantly, we’ve been growing at scale while delivering strong profitability. We generated $53M in EBITDA in ‘19A, representing an EBITDA margin of 17%, while delivering $46M pro-forma unlevered free cash flow, a conversion rate of 87%.

And based on our current conversations with customers along with the market opportunities that are developing, we are excited about the runway that lies ahead for future growth.

Contact:

John Jannarone, Editor-in-Chief

editor@IPO-Edge.com

www.IPO-Edge.com

Editor@IPO-Edge.com

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